EXHIBIT 10.7
Griffin Holdings Group, LLC
April 9, 2008
Sidhu Special Purpose Capital Corp.
485 Madison Avenue
20th Floor
New York, New York 10022
     Re: Administrative Services
Ladies and Gentlemen:
     This letter will confirm our agreement that, commencing on the closing date (the “Closing Date”) of the initial public offering of the securities of Sidhu Special Purpose Capital Corp. (the “Company”) pursuant to a registration statement on Form S-1, File No. 333-149504, filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of a business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Griffin Holdings Group, LLC shall make available to the Company, at Center City Executive Centre, 607 Washington Street, Reading, Pennsylvania 19601 and 485 Madison Avenue, 20th Floor, New York, New York 10022 (or any other or successor location of Griffin Holdings), certain office space, utilities, administrative and technological services and secretarial support as may be reasonably required by the Company to carry on its business as described in the Registration Statement. In exchange therefor, the Company shall pay Griffin Holdings Group, LLC the sum of $7,500 per month payable in advance commencing on the Closing Date and on each one month anniversary thereafter until the Termination Date.
     This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
     This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.
     No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

     This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws thereof.

Very Truly Yours, GRIFFIN HOLDINGS GROUP, LLC
By:	/s/ Joseph M. Harenza
Name:	Joseph M. Harenza
Title:	Manager, President and Chief Executive Officer

ACCEPTED AND AGREED:
SIDHU SPECIAL PURPOSE CAPITAL CORP.

By:	/s/ Jay S. Sidhu

	Name:	Jay S. Sidhu
	Title:	Chairman of the Board, President
and Chief Executive Officer